UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2024

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of PVH Corp. (the “Company”) was held on June 20, 2024 (the “2024 Annual Meeting”). There were present in person or by proxy at the 2024 Annual Meeting holders of 53,382,919 shares of the Company’s common stock. These shares present represented approximately 94% of the shares of common stock eligible to be voted at the meeting. The holders of the common stock voted on the matters reported below.

The following directors were elected to serve for a term of one year:

	For	Against	Abstain	Broker Non-Votes
Ajay Bhalla	51,523,185	86,031	40,320	1,733,383
Michael M. Calbert	50,900,541	708,536	40,459	1,733,383
Brent Callinicos	50,978,017	640,776	30,743	1,733,383
George Cheeks	51,363,471	255,016	31,049	1,733,383
Stefan Larsson	51,500,566	114,243	34,727	1,733,383
G. Penny McIntyre	51,561,163	57,723	30,650	1,733,383
Amy McPherson	51,146,900	470,886	31,750	1,733,383
Amanda Sourry	50,904,780	713,228	31,528	1,733,383

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved. The vote was: FOR – 50,705,889; AGAINST – 903,508; ABSTAIN – 40,139; and there were 1,733,383 broker non-votes.

The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 51,293,187; AGAINST – 2,049,434; and ABSTAIN – 40,298. There were no broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: June 24, 2024